UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 28, 2007

Date of Report (Date of earliest event reported)

FNB Financial Services Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 000-13086

North Carolina	56-1382275
(State of incorporation)	(I.R.S. Employer Identification No.)

1501 Highwoods Boulevard, Suite 400
Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

(336) 369-0900
(Registrant's telephone number, including area code)

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

By resolution effective on June 28, 2007, the Boards of Directors of FNB Financial Services Corporation (the “Company”) and its subsidiary bank, FNB Southeast, approved an amendment to the FNB Financial Services Corporation Employees Pension Plan (the “Plan”) and an enhancement to the FNB Southeast 401(k) Retirement Plan (the “401(k) Plan”).  This action was taken to reduce pension expense in order to enhance the Company’s competitiveness in the marketplace.

Effective July 15, 2007, the Company will freeze benefit accrual and participation in the Plan except with respect to participants, who have attained age 55 and who have been credited with ten (10) or more years of benefit service (as defined in the Plan).  The Amendment to the Plan, which was signed on June 28, 2007, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective August 1, 2007, there will be an increase to the matching contribution in the 401(k) Plan from the current matching contribution of 50% of the first 6% of employee deferrals (for a total possible matching contribution of 3% of compensation) to a safe harbor matching contribution of 100% of the first 3% of employee deferrals and 50% of the next 2% of employee deferrals (for a total possible matching contribution of 4% of compensation).  Amendment # 1 FNB Southeast 401(k) Retirement Plan, which was also signed on June 28, 2007, is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Amendment to the FNB Financial Services Corporation Employees Pension Plan

99.2	Amendment # 1 FNB Southeast 401(k) Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2007	FNB FINANCIAL SERVICES CORPORATION By: /s/ K. Dwight Willoughby K. Dwight Willoughby Senior Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Amendment to the FNB Financial Services Corporation Employees Pension Plan

99.2	Amendment # 1 FNB Southeast 401(k) Retirement Plan